UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): February 3, 2005

                      Endavo Media And Communications, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                 001-16381                            87-0642448
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         (Commission File Number)          (IRS Employer Identification No.)


                          50 West Broadway, Suite 1100
                           Salt Lake City, Utah 84101
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          (Address of principal executive offices, including zip code)

                                 (801) 297-8500
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

In August 2003, we delivered to Basin Digital Media, LLC certain equipment which redelivered the equipment to Summit Development and Management, LLC for installation in the residential apartment complex Utah County, Utah known as in Parkway Crossing to be used in connection with service agreement between us and Basin.

In order to obtain such equipment, we entered into a loan transaction with Ridgeline, LLC. and pursuant to which we, among other things, executed a secured Promissory Note due August 1, 2004 in the principal sum of $182,000, and entered into a Collateral Assignment and Security Agreement to secure repayment of the Note. In addition, David Bailey, our former CEO and Chairman of the Board, entered into a personal guarantee with Ridgeline with respect to our obligations under the Note.

On January 7, 2004, Summit and/or Basin delivered a notice of termination of the service agreement, which we refused to accept as we believe they did not have any grounds to terminate the agreement and thereafter they defaulted on their obligations under the service agreement as well as their obligation to pay for the equipment. As a result, on August 1, 2004 we defaulted on our obligations under the Note to Ridgeline.

As previously disclosed, on June 18, 2004, we filed a lawsuit in the Third Judicial District Court, Salt Lake County, State of Utah (Case No. 040912674) against Parkway Crossing, Basin and Summit alleging breach of contract, breach of the covenant of good faith and fair dealing, conversion, fraudulent inducement and tortious interference with economic relations. Parkway and Summit subsequently filed a motion to dismiss the action, which motion was denied.

As a result of such default, Ridgeline made demand upon us and Mr. Bailey for payment of the entire remaining unpaid portion of the Note. In September 2004, Mr. Bailey paid Ridgeline $200,000 under his guarantee and took an assignment of all of Ridgeline's rights and interest in the Note and the Security Agreement. At the same time, Mr. Bailey made a demand upon us for payment of the note and related obligation.

On January 26, 2005, Mr. Bailey filed a claim in the Fourth Judicial District Court, Utah County, State of Utah (Case No. 050400313) against us as well as Basin and Summit alleging breach of contract and unjust enrichment, seeking judgment against us as well as Summit and Basin in the amount of $200,000 plus interest as well as possession of the equipment that was collateral for the Note along with fees and costs. We expect that this lawsuit will be settled without any material adverse effect on us; however, we cannot provide assurance that it will be settled on a basis that it acceptable to us if at all or that such settlement will not have an adverse effect on our business or operations.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 11, 2005
                                ENDAVO MEDIA AND COMMUNICATIONS, INC.
                                (Registrant)


                                By: /s/ PAUL D. HAMM
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                                    Name:  Paul D. Hamm
                                    Title: President and Chief Executive Officer